Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated October 23, 2012, in this Registration Statement (Form S-6 No. 333-184084) of Smart Trust, Tax Free Income Trust, Series 12.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

October 23, 2012